SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): August 12, 2005

ASPECT COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)
0-18391
(Commission File Number)

California	94-2974062
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
1310 Ridder Park Drive, San Jose, CA 95131
(Address of principal executive offices, with zip code)
(408) 325-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events
     On August 12, 2005, a consolidated amended class action complaint (the “Complaint”), Kevin Kane v. Aspect Communications Corporation, et al., was filed in the Superior Court of the State of California for the County of Santa Clara. In this action the plaintiffs named as defendants Aspect Communications Corporation (“Aspect”) and the directors of Aspect. The Complaint purports to assert claims on behalf of all public shareholders of Aspect who are similarly situated with the plantiffs, and alleges that Aspect and members of Aspect’s board of directors have breached their fiduciary duties to Aspect’s public shareholders. More specifically, the Complaint alleges that the directors engaged in an unfair process for the sale of Aspect’s shareholders’ shares in connection with their approval of the merger, that the directors failed to take steps to maximize the value of Aspect’s common stock to its public shareholders, and that the directors engaged in such conduct to further their own financial interest at the expense of Aspect’s shareholders. The Complaint also alleges generally that the directors breached their duty of candor by failing to disclose all material facts relating to the merger. The Complaint reiterates most of the original allegations against the same group of defendants, save Mr. Fogelsong, who is not named as a defendant in the Complaint. The Complaint repeats the fundamental allegation that the merger price to be paid to Aspect shareholders is insufficient. Additionally, the Complaint lists purported shortcomings in Aspect’s disclosures regarding the merger. For example, the Complaint, among other things: (a) takes issue with how Aspect calculated the premium presented by the merger consideration; (b) questions the independence of certain Aspect directors who voted to approve the merger; and (c) raises concerns about Morgan Stanley’s valuation analyses. The Complaint, like its predecessors, seeks class certification and certain forms of equitable relief, including enjoining the completion of the merger. Aspect believes that the claims are without merit and intends to vigorously contest this action. There can, however, be no assurance that Aspect or the other defendants will be successful in their defense of these actions. A copy of Kevin Kane v. Aspect Communications Corporation, et al. is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
(c)	Exhibits.

Exhibit No.	Description
99.1	Kevin Kane v. Aspect Communications Corporation, et al.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT COMMUNICATIONS CORPORATION

Dated: August 16, 2005	By:	/s/	James C. Reagan

James C. Reagan
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Kevin Kane v. Aspect Communications Corporation, et al.